Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated June 19, 1998 with respect to the financial statements of L&E Mobile Computer Mounts, Inc. included in the Amendment to the Current Report (Form 8-K/A) of TelePad Corporation to be filed on August 10, 1998 with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Vienna, Virginia

August 7, 1998